File Nos. 70-7218
                                                                       70-7113

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      AMENDMENT NO. 32 (POST-EFFECTIVE) TO

                        FORM U-1 APPLICATION-DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                           __________________________

                                CSW CREDIT, INC.
                           1616 Woodall Rogers Freeway
                                 P.O. Box 660164
                               Dallas, Texas 75202

                       CENTRAL AND SOUTH WEST CORPORATION
                           1616 Woodall Rogers Freeway
                                 P.O. Box 660164
                               Dallas, Texas 75202

                 (Names of companies filing this application and
                     address of principal executive offices)

                           __________________________

                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)
                           __________________________

                                 Wendy G. Hargus
                                    Treasurer
                       Central and South West Corporation
                           1616 Woodall Rogers Freeway
                                 P.O. Box 660164
                               Dallas, Texas 75202

                                 Joris M. Hogan
                         Milbank, Tweed, Hadley & McCloy
                            One Chase Manhattan Plaza
                          New York, New York 10005-1413

                   (Names and addresses of agents for service)





                  Central and South West Corporation, a Delaware corporation ("CSW") and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the
"Act"), and CSW Credit, Inc., a Texas corporation and a wholly-- owned non-utility subsidiary of CSW ("CSW Credit"), hereby amend
Item 1 of the Form U-1 Application-Declarations in File Nos. 70-- 7218 & 70-7113 (the "Application-Declarations") in the following respects. In all other respects the Application-Declarations as previously filed and amended will remain the same.
Item 1.           Description of the Proposed Transaction.
                  The last paragraph of Item 1 of the Application-Declarations is deleted in its entirety and restated as follows:
                  "CSW and CSW Credit hereby respectfully request an extension through December 31, 2000 of all previously granted authority pursuant to the Original Order, the 1986 Order, the 1988 Order, the 1989 Order, the 1990 Order, the December 1990
Order, the 1991 Order, the 1992 Order, the 1992 HLP Order, the
1993 Order, the 1994 Order, the December 1994 Order and the 1995
Order."



                                S I G N A T U R E

                  Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 6, 1996

                                         CENTRAL AND SOUTH WEST CORPORATION


                                         By:/s/WENDY G. HARGUS
                                            Wendy G. Hargus
                                            Treasurer



                                S I G N A T U R E

                  Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 6, 1996

                                      CSW CREDIT, INC.


                                      By:/s/STEPHEN D. WISE
                                         Stephen D. Wise
                                         Treasurer